UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			November 13, 2025

(Commission File Number)	(Exact Name of Registrants as Specified in Their Charters)			(I.R.S. Employer Identification No.)
1-12579	OGE ENERGY CORP.			73-1481638
1-1097	OKLAHOMA GAS AND ELECTRIC COMPANY			73-0382390

Oklahoma
(State or Other Jurisdiction of Incorporation)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
OGE Energy Corp.	Common Stock	OGE	New York Stock Exchange
Oklahoma Gas and Electric Company	None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

OGE Energy Corp. ("OGE Energy") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric company with approximately 910,000 customers in Oklahoma and western Arkansas.

OGE Energy today reported that OG&E has received pre-approval by the Oklahoma Corporation Commission (“OCC”) to construct two natural gas combustion turbines with a total nameplate capacity of 448 megawatts at its Horseshoe Lake facility in Oklahoma.

On November 13, 2025, the OCC issued an order finding that OG&E has demonstrated a need to construct Horseshoe Lake Units 13 and 14, which are scheduled to go into service by the end of 2029, but did not approve the use of Construction Work in Progress. The OCC order did approve rider recovery for the Horseshoe Lake Units 13 and 14 once they are placed in service, approved two Capacity Purchase Agreements ("CPAs"), but did not approve a return on the CPAs. As a result of receiving pre-approval, OGE Energy has updated its five-year capital plan, including the addition of Horseshoe Lake Units 13 and 14, as well as extended its capital plan through 2030. OGE Energy expects to finance these incremental investments with a mix of debt and equity content to support strong investment grade credit ratings and targeted credit metrics. OGE Energy's long-term consolidated earnings per share growth target is five percent to seven percent, targeting the top half of the range through 2028.

The following table presents OGE Energy's estimates of capital expenditures for the years 2026 through 2030. OGE Energy will continue to update estimates of capital expenditures as customers are added and the service territory continues to grow.

(In millions)	2026	2027	2028	2029	2030	Total
Transmission	$285	$295	$300	$270	$240	$1,390
Oklahoma distribution	665	705	725	775	825	3,695
Arkansas distribution	25	25	25	25	25	125
Generation reliability	155	160	165	165	165	810
Generation capacity projects	150	190	165	65	—	570
Technology, fleet & facilities	125	135	145	145	145	695
Total	$1,405	$1,510	$1,525	$1,445	$1,400	$7,285

This current report includes forward-looking statements. OGE Energy and OG&E (the "Registrants") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of the Registrants. The Registrants have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with the Registrants’ combined Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly Reports on Form 10-Q. Additionally, OGE Energy provides direct links to the Registrants’ presentations, documents and other information at www.oge.com (Investor Center) in order to publicly disseminate such information.

This combined Current Report on Form 8-K is being furnished separately by the Registrants. Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

November 14, 2025